UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 19, 2016

MUTUALFIRST FINANCIAL, INC.
(Exact name of registrant as specified in its chapter)

Maryland	000-27905	35-2085640
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 E. Charles Street, Muncie, Indiana	47305-2419
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(765) 747-2800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01.  Other Events

On February 19, 2016, MutualFirst Financial, Inc. issued a press release announcing its first quarter cash dividend of $.14 per share, a 17% increase. MutualFirst Financial, Inc. also announced that its Board of Directors has authorized a new stock repurchase program. Under that program, the Company may purchase up to 375,000 shares, or approximately 5% of its currently outstanding shares of common stock. The repurchases will be made from time to time in open-market or negotiated transactions as deemed appropriate by the Company and will depend on market conditions. The stock repurchase program will expire on February 17, 2017 unless completed sooner or otherwise extended.

A copy of the press release is attached as Exhibit 99 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits

99	Press release dated February 19, 2016.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

MUTUALFIRST FINANCIAL, INC.

Date: February 19, 2016	By:	/s/ David W. Heeter
David W. Heeter
President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit Number	Description

99	Press Release, dated February 19, 2016